NC SLF INC.
Code of Business Conduct and Ethics
I.  Introduction
Pursuant to Section 406 of the Sarbanes-Oxley Act of 2002 and rules adopted by the Securities and Exchange Commission (the “SEC”) thereunder, all companies subject to the periodic reporting requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 must either have a code of ethics applicable to their principal executive officer, principal financial officer or controller, and persons performing similar functions, or disclose why they do not. NC SLF Inc., ( “the Company”) has adopted this Code of Business Conduct and Ethics (the “Code”) to satisfy these requirements.
This Code applies to (i) the Company’s principal executive officer, principal financial officer or controller, and persons performing similar functions (collectively, “Covered Officers”) and (ii) employees of the Company’s investment advisers and other employees of Nuveen, LLC (“Nuveen”) who perform services on behalf of the Company (collectively with Covered Officers, “Covered Persons”).
This Code is different and separate from, but complementary to, the Company’s Code of Ethics adopted pursuant to Rule 17j-1 under the Investment Company Act of 1940.
II.  Purposes of the Code
The purposes of the Code are:
A.To promote honest and ethical conduct among the Company’s Covered Persons, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
B.To promote full, fair, accurate, timely, and understandable disclosure in reports and documents that the Company files with, or submits to, the SEC and in other public communications the Company makes;
C.To promote compliance with applicable laws, rules and regulations;
D.To encourage the prompt internal reporting to an appropriate person of violations of the Code; and
E.To establish accountability for adherence to the Code.
III.  Oversight of the Code
The Company’s Board of Directors (the “Board”) has assigned responsibility for the implementation and administration of the Code to the Company’s Chief Compliance Officer (the “CCO”).
IV.  Handling of Financial Information
The Company has adopted the following guidelines under which its Covered Persons perform their duties:
A.Act with honesty and integrity and avoid violations of the Code, including actual or apparent conflicts of interest with the Company in personal and professional relationships.
B.Disclose to the CCO any material transaction or relationship that reasonably could be expected to give rise to any violations of the Code, including actual or apparent conflicts of interest with the Company. A “conflict of interest” occurs when a Covered Person’s private interest interferes with the interests of, or his/her service to, the Company. A Covered Person should disclose any such transaction or relationship whether he/she is actually involved in such transaction or relationship or instead has only observed the transaction or relationship.
C.Provide information to the Company’s officers and appropriate employees of service providers (adviser, administrator, outside auditor, outside counsel, custodian, etc.) that is accurate, complete, objective, relevant, timely, and understandable.
D.Endeavor to ensure full, fair, timely, accurate, and understandable disclosure in the Company’s periodic reports.

E.Comply with the federal securities laws and other applicable laws and rules, such as the Internal Revenue Code of 1986.
F.Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated.
G.Respect the confidentiality of information acquired in the course of your work except when you have Company approval to disclose it or where disclosure is otherwise legally mandated. You may not use confidential information acquired in the course of your work for personal advantage.
H.Share and maintain skills important and relevant to the Company’s needs.
I.Proactively promote ethical behavior among peers in your work environment.
J.Responsibly use and control all assets and resources employed or entrusted to you.
K.Record or participate in the recording of entries in the Company’s books and records that are accurate to the best of your knowledge.
V.  Reporting Potential Violations
A.Covered Persons who observe, learn of, or, in good faith, suspect a violation of the Code must immediately report the potential violation to the CCO, a Covered Officer, a member of Nuveen’s senior management, or the Audit Committee of the Board, or otherwise by following the procedures set forth in the Company’s Policy and Procedures on the Receipt, Retention and Treatment of Complaints Regarding Accounting and Auditing Matters, Fraud or Illegal Activity. An example of a potential Code violation is the preparation and filing of financial disclosure that omits material facts, or that is accurate but is written in a way that significantly obscures its meaning.
B.Because service providers such as the outside auditor and custodian provide much of the work relating to the Company’s financial statements, Covered Persons should be alert to actions by service providers that may be illegal or that could be viewed as dishonest or unethical. A Covered Person should report any such potential actions as set forth above.
C.Covered Persons who report potential violations in good faith will not be subject to retaliation of any kind. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible.
VI.  Investigations, Enforcements and Waivers
The Company will follow these procedures in investigating and enforcing this Code:
A.The CCO or his/her designee will take all appropriate action to investigate any potential violations reported to him/her.
B.All potential violations will be reported to the Audit Committee after such investigation.
C.If the Audit Committee determines that a violation has occurred, it will recommend appropriate action to the Board, which may, without limitation, include review of, and appropriate modifications to, applicable policies and procedures; notification to appropriate personnel of the investment adviser and/or Nuveen; or recommendation of the dismissal of the Covered Person.
D.The Board will be responsible for acting upon recommendations of the Audit Committee and granting waivers from the Code, as appropriate.
E.Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.
VII.  Certification
Each Covered Person will be asked to certify, both initially and then on an annual basis, that he/she is in full compliance with the Code. The form of such certifications are attached hereto as Exhibits A and B.

VIII.  Amendments
Any amendments to the Code must be approved or ratified by a majority vote of the Board, including a majority of independent directors.
IX.  Confidentiality
All reports and records prepared or maintained pursuant to the Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Board, external counsel to the Company and the Company’s independent directors (if applicable), the Company’s investment advisers and Nuveen’s senior management.
X.  Internal Use
The Code is intended solely for the internal use by the Company. The Code is a statement of certain fundamental principles, policies and procedures that govern the Covered Persons in the conduct of the Company’s business. It is not intended to and does not create any rights in any employee, investor, supplier, competitor, shareholder or any other person, nor does it constitute an admission, by or on behalf of any Company, as to any fact, circumstance, or legal conclusion.
XI.  Recordkeeping Requirements
These procedures, and all Certificates hereunder, will be retained for at least seven years by the CCO.

First adopted: March 18, 2021

Exhibit A

NC SLF INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Initial Certification

As required by Section 406 of the Sarbanes-Oxley Act of 2002, NC SLF SLF Inc. (the “Company”) has adopted the Code of Business Conduct and Ethics (the “Code of Conduct”) to encourage its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions (collectively, “Covered Officers”) to act ethically and to question potentially unethical or illegal practices and to strive to ensure that the Company’s financial disclosures are complete, accurate and understandable.

In this connection, the undersigned Covered Officer certifies that he or she has received, read and understands the Code of Conduct and agrees to comply with its provisions.

IN WITNESS WHEREOF, the undersigned has executed this Certification as of ___________________________.

Name: ___________________________________

Title: ___________________________________

Exhibit B

NC SLF INC.

CODE OF BUSINESS CONDUCT AND ETHICS

Annual Certification

As required by Section 406 of the Sarbanes-Oxley Act of 2002, NC SLF Inc. (the “Company”) has adopted the Code of Business Conduct and Ethics (the “Code of Conduct”) to encourage its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions (collectively, “Covered Officers”) to act ethically and to question potentially unethical or illegal practices and to strive to ensure that the Company’s financial disclosures are complete, accurate and understandable.
In this connection, the undersigned Covered Officer hereby certifies as follows:
1.During the calendar year ended December 31, _______, I have acted in accordance with the guidelines set forth in Section IV of the Code of Conduct relating to the handling of financial information;
2.During the calendar year ended December 31, _______, I have reported any suspected violations of the Code of Conduct as required by Section V of the Code of Conduct; and
3.During the calendar year ended December 31, _______, I was in full compliance with all other requirements of the Code of Conduct.
IN WITNESS WHEREOF, the undersigned has executed this Certification as of ________________________.
Name: _______________________________________
Title: ______________________________________